Filed pursuant to Rule 424(b)(2)
Registration No. 333-238867

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated June 2, 2020

PROSPECTUS SUPPLEMENT

(To prospectus dated June 2, 2020)

2,600,000 Shares

AudioCodes Ltd.

Ordinary Shares

We are selling 2,600,000 of our ordinary shares.

Our ordinary shares trade on the Nasdaq Global Select Market, or Nasdaq, and the Tel-Aviv Stock Exchange Ltd., or the TASE, under the symbol “AUDC.” On June 1, 2020, the last reported sale price of our ordinary shares on Nasdaq was 38.10 per share, and the last reported sale price of our ordinary shares on the TASE was NIS 132.3 per share (or $37.70 per share, based on the exchange rate between the U.S. dollar and the NIS published by the Bank of Israel on June 1, 2020).

Investing in our ordinary shares involves risks that are described in the ‘‘Risk Factors’’ section beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We refer you to “Underwriting” beginning on page S-30 for additional information regarding underwriting compensation.

The underwriters may also exercise their option to purchase up to an additional 390,000 ordinary shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers on or about June    , 2020.

BofA Securities	Citigroup

Barclays	Jefferies

Needham & Company

The date of this prospectus supplement is June    , 2020.

Prospectus Supplement

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You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus prepared by us or on our behalf in making a decision about whether to invest in our ordinary shares. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. The description set forth in this prospectus supplement replaces and supplements, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you are required to inform yourself about, and observe, these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the ordinary shares and are not soliciting an offer to buy the ordinary shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about the securities we may offer from time to time, some of which does not apply to the ordinary shares we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation by Reference.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement or the accompanying prospectus to the “Company,” “we,” “us,” “our” and “AudioCodes” refer to AudioCodes Ltd. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus and the documents that we file with the Securities and Exchange Commission, or SEC, that are incorporated by reference into this prospectus supplement and the accompanying prospectus, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “might,” “will,” “could,” “would,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “seeks,” “estimates,” “predicts,” “potential,” “continue,” “contemplate” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our business outlook or future economic performance, anticipated revenues, expenses or other financial items, introductions and advancements in development of products, and plans and objectives related thereto, and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are also forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements.

Our estimates and forward-looking statements may be influenced by factors including:

•	the global COVID-19 health pandemic has, and may continue to, adversely affect our business and operating results;

•

we have invested significant resources in developing products compatible with Microsoft Skype for Business, Microsoft Teams and related solutions of other partners of ours, and if our partners abandon their solutions that are compatible with our products, decide to promote products of our competitors instead of our products, become unwilling to continue to recognize AudioCodes as a partner or fail to achieve the expected growth of solutions compatible with our products, our results of operations will be adversely affected;

•

our gross margin could be negatively impacted by amortization expenses in connection with acquisitions, increased manufacturing costs and other factors, which could adversely affect our results of operations;

•	uncertain economic conditions may adversely affect our business;

•

we may need additional financing to operate or grow our business, and we may not be able to raise additional financing for our capital needs on favorable terms, or at all, which could limit our ability to grow and to continue our longer term expansion plans;

•	we may desire to expand our business through acquisitions that could result in diversion of resources and extra expenses, which could disrupt our business and affect our results of operations;

•

if new products we introduce or expect to introduce in the future fail to generate the level of demand we anticipated, we will realize a lower than expected return from our investment in research and development with respect to those products, and our results of operations may suffer;

•

because of the rapid technological development in the communications equipment market and intense competition we face, our products may become outdated or obsolete in a relatively short period of time, which requires us to provide frequent updates and/or replacements to existing products, and if we do not successfully manage the transition process to the next generation of our products, our operating results may be harmed. Furthermore, the Communication Platform as a Service (CPaaS) market is developing fast and it may negatively affect our Unified Communications as a Service (UCaaS) market which is one of our main sources of revenue;

•	the increased adoption of IP networks may adversely affect the demand for media gateway products;

•	the ongoing transition to the use of cloud-based software creates challenges for us;

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•

new industry standards, the modification of our products to meet additional existing standards or the addition of features to our products may delay the introduction of our products or increase our costs;

•

our original equipment manufacturer (OEM) customers, potential customers or partners may develop or prefer to develop their own technical solutions, use their own internal resources as an alternative to our technical services, or purchase third party technology or services as an alternative to our technical services, and as a result, may not buy our products;

•	we have a limited order backlog. If revenue levels for any quarter fall below our expectations, our results of operations will be adversely affected;

•

we generally sell to original equipment manufacturers (OEMs), network equipment providers (NEPs), system integrators, carriers/service providers and distributors who function as intermediaries between us as an equipment supplier and the ultimate end-users of our products. As a result, we have less information with respect to the actual requirements of end users and their utilization of equipment. We also have less influence over the choice of equipment by these end-users; and

•	the markets we serve are highly competitive and several of our competitors have competitive advantages over us, which may make it difficult for us to maintain profitability.

Many important factors, in addition to the factors described above and in other sections of this prospectus supplement, could adversely impact our business and financial performance. Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements contained in our Exchange Act filings or in this prospectus supplement will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties referred to under the heading “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

MARKET AND INDUSTRY DATA

We obtained the industry, market and competitive position data in this prospectus supplement from our own internal estimates, surveys and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. Because this is a summary, it may not contain all of the information that is important to you.

Our Vision

AudioCodes’ vision is to be the innovative leading communications software provider of advanced voice networks and solutions for the digital workplace and for real-time cloud communications

Company Overview

AudioCodes designs, develops and sells advanced Voice over-IP (VoIP) and converged VoIP and data networking solutions, products, and communication and application software that facilitate secured, resilient and high quality Unified Communications (UC) and Contact Center (CC) services whether deployed on-premises or delivered from the cloud. Providing software communications, cloud-based platforms, customer premise equipment and software applications, our solutions and products are geared to meet the growing needs of enterprises and service providers realigning their operations towards the transition to all-IP networks and hosted unified communications and collaboration business services. In addition, AudioCodes offers a complete suite of professional and managed services that allow our partners and customers to choose a service packages (or complement their own offering) from a modular portfolio of professional services.

AudioCodes’ products are deployed globally in enterprise and service provider cloud networks. Our products include session border controllers (SBC), life cycle management solutions, VoIP network routing solutions, media gateways, multi-service business routers, IP phones, value added applications and professional services. AudioCodes’ high definition VoIP technologies and products provide enhanced intelligibility and a better end user experience in emerging voice communications services. AudioCodes has tens of millions of SBC, media gateway and media server sessions deployed in over 100 countries across the globe. Our high availability platforms cover the spectrum of low, mid and high-density applications for service providers and large enterprises.

With over 25 years in the telecommunications market, AudioCodes offers a broad range of solutions and services for both enterprise and service provider deployments. These solutions are built around our field-proven VoIP product range. AudioCodes’ VoIP technology contains voice quality enhancements and best-of-breed VoIP network elements and applications, and has a proven track record in product and network interoperability with the industry’s leading companies. With full support for industry standard protocols such as SIP, and proven interoperability with industry leading soft switches, private branch exchanges (PBXs), IP-PBXs, unified communications and contact center platforms, AudioCodes delivers innovative solutions for virtually any voice communications environment, offering reduced total cost of ownership, enhanced features, and superior voice quality.

For the years ended December 31, 2017, December 31, 2018, and December 31, 2019, our revenue was $156.7.9 million, $176.2 million, and $200.3 million, respectively. For the three months ended March 31, 2019 and March 31, 2020, our revenue was $46.6 million and $52.0 million, respectively. Our 5 largest customers generated an aggregate of 37.5%, 38.7%, and 41.5% of our revenue in the trailing 12 months ended December 31, 2017, December 31, 2018, and December 31, 2019, respectively. We had net income $4.0 million, $13.5 million, and $4.0 million for the years ended December 31, 2017, December 31, 2018, and December 31, 2019, respectively. We had net income of $3.0 million and $5.3 million in the three months ended March 31, 2019 and March 31, 2020, respectively.

Industry Background

The networking and communications technology industries continue to experience rapid change. Service providers and enterprises are faced with challenges of network modernization, and digital transformation. Some of the key trends affecting the industry include:

Unified Communications: With the move to VoIP and the network integration between voice and data based on ethernet and IP, enterprises can integrate all means of communication and collaboration into a single platform, providing integration into a single communication system shared across a variety of end user devices.

Unified Communications as a Service (UCaaS): Adoption of cloud services such as hosted unified communications and contact centers that are driven by Microsoft, BroadSoft (acquired by Cisco), Genesys, Five Nines, Zoom, Ring Central, 8x8 and others are gaining traction within the enterprise community and are a fast growing alternative to on-premises solutions. Microsoft’s Skype for Business and Teams unified communications offering is a market leader in this area.

All IP Transformation: Many telcos are moving towards a complete replacement of their legacy TDM networks with all-IP networks. Among the factors that drive telcos to replace legacy networks are end of life of the traditional TDM switches, real estate that is occupied by these switches and energy savings, together with the need to compete with the growing alternative service providers.

WebRTC: Similar to other open source projects, WebRTC makes a complex technology accessible to the big and growing community of web developers, allowing them to quickly and easily develop real time communications services without requiring specific knowhow in voice and video communications.

SIP Trunking: More and more service providers are adopting SIP trunking, by which IP telephone connectivity services are delivered to customers equipped with SIP-based private branch exchange (IP-PBX) and Unified Communications facilities, as the technology of choice for connecting on-premise IP based business voice systems.

Virtualization, Cloud and Network Function Virtualization (NFV): Operators and enterprises are seeking to move away from dedicated hardware platforms to common generic computing platforms that are enabling data centers. NFV infrastructure, management and orchestration promises to introduce agility and enable quick introduction of new services to service providers’ networks, similar to those characterizing internet and cloud services.

Software-Defined Networking (SDN) and Software-Defined Wide Area Network (SD-WAN): Similar to NFV, SDN and SD-WAN is expected to reduce operating expenditures and capital expenditures associated with building and maintaining networks and also enable innovation.

VoiceAI: The momentum of the market around cognitive services, and speech applications in particular, is increasing. The technology giants are offering an array of technologies as a service, and service providers and Enterprise customers keep looking for innovative technologies, products and solutions, cloud-based and on premises, in order to automate customer care services, to shorten the call handling time and to make their customer care processes more efficient.

Work From Home (WFH): The Enterprise workforce is increasingly working remotely from home, a trend which has been accelerated by the impact of COVID-19. WFH has increased the demand for Unified Communications and UCaaS in order to support employee connectivity and collaboration.

Our Market Opportunity

We believe our market opportunity is large and expanding. Our products and services address opportunities across Unified Communications and Collaboration (UC&C) and the work-from-home markets. We believe we are well positioned to take advantage of the continued trend of enterprises transitioning their on-premises Unified Communication, Collaboration and Contact Center platforms to the cloud. According to International Data Corporation (IDC), the worldwide market for UC&C is expected to grow from $29.6 billion in 2017 to $48.3 billion in 2023, at a compound annual growth rate (CAGR) of 7.1%. Within UC&C, the adoption of cloud-based solutions such as hosted/cloud voice and unified communications, which includes UCaaS, as well as Contact Center as a Service (CCaaS) and collaborative applications, are the primary driver of growth within this market. According to IDC, these markets are expected to grow from $19.0 billion in 2017 to $39.1 billion in 2023, at a CAGR of 12.7%.

The impact of COVID-19 has led to a rapid transition by enterprises to a work from home employment model. This transformation of the work environment has led to prompt adoption of collaboration applications such as Microsoft Teams, which has grown to more than 75 million daily active users. This revolution in the market represents a significant opportunity for us, as we estimate only a small percentage of Microsoft Teams daily active users have voice deployments that our products and services are designed to address. Our products and services address a number of requirements in the WFH environment. Responding to the requirements of the WFH environment represent an emerging opportunity for our business.

Our Growth Strategy

AudioCodes’ business strategy is focused on increasing its position as a leading communications software vendor of advanced UC-SIP enterprise voice, voice networking, all-IP voice network migration and media processing solutions for the digital workplace. The following are key elements of our strategy:

Maintain and extend technological leadership: We intend to continue to capitalize on our expertise in voice compression technology and voice signaling protocols and proficiency in designing voice communications systems.

Strengthen and expand strategic relationships with key partners and customers: We sell our products and solutions to service providers and enterprises worldwide, leading enterprise channels, regional and global system integrators, global equipment manufacturers and value-added resellers (VAR), in the telecommunications and networking industries.

Expand and enhance the development of highly-integrated products: We plan to continue designing, developing and introducing new product lines, product features and services that address the increasingly sophisticated needs of our customers.

Expand and enhance our solution offering: While the market is constantly looking for advanced, open communications and collaboration solutions, integration of multi-vendor products into a working solution is a complex task that enterprises, system integrators, service and cloud providers are challenged with.

Build upon existing technologies to penetrate new markets: The technology we developed originally for the service provider, enterprise, and OEM markets can also be used to create application-specific products and solutions, which helps us penetrate and serve various types of customers.

Develop and expand professional services offering: We are planning to expand our product-led services offering in line with our new products and solutions.

Recent Developments

Impact of COVID-19 on our business and operations. In late 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. While initially concentrated primarily in China, the COVID-19 outbreak spread to countries throughout the world, including Israel and the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. Governmental authorities of many countries around the world, including Israel and the United States, implemented significant measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of businesses. In response, we implemented remote working and workplace protocols for our employees in Israel in accordance with Israeli Ministry of Health requirements and similar arrangements in other countries in which we operate.

The COVID-19 outbreak has disrupted supply chains and affected production and sales across a range of industries. Around the middle of the first quarter of 2020, we experienced delays in the manufacturing of our hardware products in China due to the COVID-19 outbreak. Although we were able to ship all of our products as planned during the quarter, COVID-19 has caused and may continue to cause disruptions and/or delays in our supply chain, manufacturing and shipments. We cannot estimate the duration or negative impact of the COVID-19 pandemic on our business. However, depending on the duration and scope of the pandemic, it could have a material adverse effect on our business and results of operations.

The lockdown, shelter in place and social distancing policies adopted by governments worldwide to manage the COVID-19 pandemic led to an acceleration in the adoption of work at home (Work at Home or WAH) policies and technologies, a global trend that had already been gaining momentum in the past few years. To ensure business continuity, companies and contact centers were compelled to transition their employees quickly from an office to a working from home environment. This in turn led to increased demand for UCaaS and video conferencing solutions such as Microsoft Teams and Zoom, as well as Work at Home agent solutions for contact centers. As a result, AudioCodes experienced an increased demand for our related products and solutions.

In response, we launched Work at Home promotions and solutions aimed at helping companies offer reliable and high-quality voice communications for Work at Home employees and contact center agents. We expect businesses that previously were unable to transition to WAH, or faced challenges in their implementation of WAH arrangements due to aging or inappropriate communications solutions, to adopt policies and technologies to better prepare them for future foreseeable and unforeseeable events that prevent employees from working in a company’s offices. We also believe that numerous businesses may decide to transition to WAH, either fully or partially, as a continuing alternative to the manner in which they conducted their operations before the COVID-19 outbreak.

The worldwide scale, rapid development and fluidity of the COVID-19 pandemic and its material adverse impact on the global economy restricts our ability to predict how COVID-19 could impact our business and operations going forward. The extent of the impact of COVID-19 on our business and results of operations will depend on future developments, which are highly uncertain, including the duration and severity of the outbreak, the effects of subsequent waves of COVID-19, our ability to maintain our supply chain and to continue to manufacture products and restrictions on our business and personnel that may be imposed by governmental rules and regulations implemented to contain or treat COVID-19. See “Risk Factors” in this prospectus supplement.

Work at Home solutions. On March 30, 2020, we announced a range of solutions to support the growing trend for business employees and contact center agents to work from home, assisting in business continuity in times of pandemic or other health issues requiring social distancing or office shutdowns. The Work at Home solutions provided by AudioCodes focus on Microsoft Teams users, remote contact center agents and secure, VPN-less voice connectivity.

Google Dialogflow Collaboration. On April 27, 2020, we announced the commencement of a collaboration with Google to integrate telephony voice services with virtual agents developed with the Google Dialogflow bot framework.

Product portfolio for Zoom. On May 11, 2020, we announced that selected AudioCodes IP phones, session border controllers and voice network management systems are available to provide enhanced voice functionality and reliable connectivity for customers of Zoom Video Communications, Inc.’s Zoom Phone cloud phone service. We are also in the process of certifying additional AudioCodes IP phone models for deployment with Zoom Phone.

Video solutions for Microsoft Teams. On May 19, 2020, we announced the introduction of video capabilities to expand our Room Experience (RX) suite of meeting room solutions for Microsoft Teams.

Israeli Government Funding Programs

Under the Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984, or the Innovation Law, research and development programs which meet specified criteria and are approved by a committee of the Israeli Innovation Authority of the Israeli Ministry of Economy and Industry, or IIA (formerly known as Office of Chief Scientist) are eligible for grants from the IIA. The grant amounts are determined by the research committee, and are typically a percentage of the project’s expenditures. Under most programs, the grantee is required to pay royalties to the State of Israel from the sale of products developed under the program.

From our inception through December 31, 2019, we received grants in a total amount of $61.5 million, excluding interest, from the IIA as follows:

NSC Natural Speech Communication Ltd.	$3,065,110
C.T.I Squared Ltd.	$4,223,700
AudioCodes Ltd.	$22,234,304
AudioCodes Development Ltd.	$31,942,890

$61,466,004

In November 2019, AudioCodes Ltd. and AudioCodes Development Ltd. (together, the “Buyout Entities”) entered into a royalty buyout agreement (the “Royalty Buyout Agreement”) with the IIA relating to the grants we received from the IIA through such date. At the time of the Royalty Buyout Agreement, the contingent net royalty liability to the IIA with respect to these grants was approximately $49 million (in this section, the “IIA Royalty Amount”), including interest to the date of the Royalty Buyout Agreement. As part of the Royalty Buyout Agreement, in respect of the grants received by the Buyout Entities, the Buyout Entities agreed to pay a one-time payment of $32.2 million to the IIA to settle in full the payment of the IIA Royalty Amount, in three annual installments. The annual installments are linked to the NIS and bear interest. In November 2019, we paid the first installment of $10.7 million due under this Agreement. Even after payment in full of the IIA Royalty Amount, the Buyout Entities will still be required to comply with the requirements of the Innovation Law, and related regulations.

With respect to grants received by NSC Natural Speech Communication Ltd. and C.T.I Squared Ltd., those entities were not included in the Royalty Buyout Agreement and therefore are obligated to pay royalties to the IIA. The applicable regulations under the Innovation Law regarding royalties obligations generally require the payment of royalties of 3% on sales of product and services based on or incorporating technology developed using grants or know-how deriving therefrom, up to 100% of the grant, linked to the dollar and bearing interest at the LIBOR rate. It should be noted that even after the repayment of royalties in full, NSC Natural Speech

Communication Ltd. and C.T.I Squared Ltd. are still subject to the restrictions and obligations under the Innovation Law.

In addition, as of May 2020, the Company obtained IIA approval to receive additional grants in the total amount of NIS 2.6 million (approximately $730,000), under specific programs intended for generic research and development projects of large Israeli companies. Under these programs, the Company is not obligated to pay royalties to the IIA. However, it must comply with the IIA’s restrictions and obligations as set out below.

The pertinent obligations under the Innovation Law are as follows:

•

Local Manufacturing Obligation. The terms of the grants under the Innovation Law require that we manufacture the products developed with these grants in Israel (but do not restrict the sale of products that incorporate the know-how). Under the regulations promulgated under the Innovation Law, the products may be manufactured outside Israel by us or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not objected to by the IIA within 30 days of such notice).

•	Know-How transfer limitation

•

The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Innovation Law. If we wish to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to us in connection with such transfer.

•

Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Innovation Law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

•

Change of Control. Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint one or more of our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to our shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

Corporate Information

AudioCodes Ltd. was incorporated in 1992 under the laws of the State of Israel. Our principal executive offices are located at 1 Hayarden Street, Airport City, Lod 7019900, Israel. Our telephone number is 972-3-976-4000. Our agent in the United States is AudioCodes Inc., 200 Cottontail Lane, Suite A101E,

Somerset, New Jersey 08873. Our website is located at www.audiocodes.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under the heading “Incorporation of Documents by Reference.”

THE OFFERING

Ordinary shares offered by us	2,600,000 ordinary shares (390,000 additional ordinary shares if the underwriters exercise their option to purchase additional ordinary shares from us in full).

Ordinary shares to be outstanding after this offering	32,365,076 ordinary shares (32,755,076 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares from us in full).

Option to purchase additional shares	We have granted the underwriters an option to purchase up to 390,000 additional ordinary shares from us within 30 days of the date of this prospectus.

Use of proceeds	We expect to receive the net proceeds from this offering of approximately $ million, after deducting the underwriting discounts and commissions and offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including, among other things, working capital requirements and possible future acquisitions. See “Use of Proceeds.”

Voting rights	Unless any shares have special rights as to voting, every shareholder has one vote for each share held of record. Under our articles of association, we may issue preferred shares from time to time, in one or more series. However, in connection with our listing on The Tel-Aviv Stock Exchange in 2001, we agreed that for such time as our ordinary shares are traded on The Tel-Aviv Stock Exchange, we will not issue any of the 2,500,000 preferred shares, nominal value NIS 0.01, authorized in our articles of association. Notwithstanding the foregoing, we may issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and such preferred shares have no voting rights.

See Item 10. “Memorandum and Articles of Association” of our Form 20-F for the year ended December 31, 2019 incorporated by reference herein for additional information.

Dividend policy	Under the Israeli Companies Law, we may pay dividends only out of our profits as determined for statutory purposes, unless court approval is granted for the payment of dividends despite the lack of statutory profits. In 2019 and again in early 2020, we received court approval to pay dividends (and repurchase our shares) up to certain ceilings, despite the lack of statutory profits. The current approval is valid until August 3, 2020. We may seek further approvals to repurchase our shares and to continue to pay dividends. The amount of any dividend to be distributed among shareholders is based on the nominal value of their shares. See Item 10. “Memorandum and Articles of Association” of our Form 20-F for the year ended December 31, 2019 incorporated by reference herein for additional information

Risk factors	See “Risk Factors” and the other information included in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Nasdaq trading symbol	“AUDC.”

SELECTED FINANCIAL DATA

The following table presents selected consolidated financial data for us for the periods and as of the dates presented. The following table should be read in conjunction with Item 5—”Operating and Financial Review and Prospects” and the consolidated financial statements and related notes appearing in our Annual Report on Form 20-F for the year ended December 31, 2019, and the condensed consolidated financial statements and related notes appearing in our Form 6-K furnished to the SEC on April 27, 2020, reporting our financial results for the first quarter of 2020, both of which are incorporated by reference into this prospectus supplement.

The selected consolidated financial data set forth below as of and for the years ended December 31, 2017, 2018 and 2019 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The selected consolidated financial data set forth below as of and for the quarterly periods ended March 31, 2019 and 2020 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of results that may be expected for any future period and our historical results for an interim period are not necessarily indicative of results for a full year.

	Year Ended December 31,			Three months Ended March 31,
	2017	2018	2019	2019	2020
	(In thousands, except per share data)
Statement of Operations Data:
Revenues:
Products	$107,482	$119,887	$135,646	$32,453	$34,334
Services	49,257	56,336	64,641	14,126	17,688

Total revenues	156,739	176,223	200,287	46,579	52,022

Cost of revenues:
Products	47,445	51,878	59,022	13,778	13,762
Services	11,449	13,739	14,129	3,572	3,981
Expense related to royalty buyout agreement with the IIA	—	—	32,178	—	—

Total cost of revenues	58,894	65,617	105,329	17,350	17,743

Gross profit	97,845	110,606	94,958	29,229	34,279
Operating expenses:
Research and development, net	30,348	34,661	41,199	9,480	11,582
Selling and marketing	48,954	49,335	51,535	12,561	13,269
General and administrative	8,893	10,251	11,778	2,671	3,265

Total operating expenses	88,195	94,247	104,512	24,712	28,116

Operating income (loss)	9,650	16,359	(9,554)	4,517	6,163
Financial income (expenses), net	(10)	228	(1,761)	(799)	1,306

Income before taxes on income	9,640	16,587	(11,315)	3,718	7,469
Tax benefit (taxes on income)	(5,610)	(3,094)	15,292	(669)	(2,205)

Net income	$4,030	$13,493	$3,977	$3,049	$5,264

RISK FACTORS

In addition to other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you, you should carefully consider the risks described below and incorporated herein by reference to our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus supplement, and in the documents and reports that we file with the SEC after the date of this prospectus supplement that are incorporated by reference into this prospectus supplement, in evaluating AudioCodes and our business before making a decision to invest in our ordinary shares. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to Our Business

The global COVID-19 health pandemic has, and may continue to, adversely affect our business and operating results.

In late 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. While initially concentrated primarily in China, the COVID-19 outbreak spread to countries throughout the world, including Israel and the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. Governmental authorities of many countries around the world, including Israel and the United States, implemented significant measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of businesses. In response, we implemented remote working and workplace protocols for our employees in Israel in accordance with Israeli Ministry of Health requirements and similar arrangements in other countries in which we operate.

The COVID-19 outbreak has disrupted supply chains and affected production and sales across a range of industries. Some of our materials and products are sourced from suppliers located in China, we manufacture most our products in China and we have more than 50 employees in China. We experienced delays in the manufacturing of our hardware products in China around the middle of the first quarter of 2020, which did not interfere with shipping our products as scheduled. Any business disruptions caused by continuing measures to contain the spread of COVID-19 may result in supply shortages of components for our products and delays in international transit of our products to and from China. The economic uncertainty resulting from these challenges may affect customer purchasing decisions, which could in turn, have a negative impact on our results of operations. Any prolonged disruption to our supply chain and our ability to conduct our business in China could negatively impact our sales and operating results and some of our research and development.

Shutdowns and “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventative measure have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in our markets. If the COVID-19 pandemic evolves into a global economic downturn that is more than temporary, this could adversely affect the demand for our products or have a material adverse impact on our business partners’ stability and financial strength. In addition, if a natural disaster, power outage, connectivity issue, or other event occurs that impacts our employees’ ability to work remotely, our business operations could be disrupted.

The worldwide scale, rapid development and fluidity of the COVID-19 pandemic and its material adverse impact on the global economy restricts our ability predict how COVID-19 could impact our business and operations going forward. The extent of the impact of COVID-19 on our business and results of operations will depend on future developments, which are highly uncertain, including the duration and severity of the outbreak, the effects of subsequent waves of COVID-19, our ability to maintain our supply chain and to continue to manufacture products and restrictions on our business and personnel that may be imposed by governmental rules and regulations implemented to contain or treat COVID-19. For example, a delay in the return to working on premises may delay purchasing decisions or the deployment of our IP Phones. If WAH becomes permanent, enterprises may decide not to buy or deploy our desktop IP Phones. This could adversely affect our sales and results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section and as described in our Form 20-F for the year ended December 31, 2019 incorporated by reference herein, such as those relating to our ability to comply with the covenants contained in the agreements that govern our indebtedness or our ability to access additional capital should the need arise.

We received Israeli government grants for certain of our research and development activities as detailed below. The terms of those grants require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israeli Innovation Authority or to transfer outside of Israel the know-how itself. If we fail to comply with the requirements of Israeli law in this regard, we may be required to pay penalties, and it may impair our ability to sell our technology outside of Israel.

Some of our research and development efforts were financed through grants that we received from the Israeli Innovation Authority of the Israeli Ministry of Economy and Industry, or the IIA. When know-how is developed using IIA grants, the Encouragement of Research, Development and Technological Innovation in Industry Law 5744-1984, or the Innovation Law, and the regulations thereunder, restrict our ability to transfer outside of Israel either the manufacture of products based on IIA funded know-how or the know-how itself.

Such restrictions continue to apply to us even after financial obligations to the IIA are paid in full.

Risks Relating to Our Ordinary Shares and this Offering

The market price of our ordinary shares could be negatively affected by this offering and future sales of our ordinary shares.

Future sales by us or our shareholders of a substantial number of ordinary shares in the public market, or the perception that these sales might occur, could cause the market price of our ordinary shares to decline or could impair our ability to raise capital through a future sale of our equity securities.

We and our directors and officers have agreed with the underwriters that, subject to limited exceptions, for a period of 75 days after the date of this prospectus supplement, we and they will not, directly or indirectly, offer, pledge, sell or contract to sell any ordinary shares, sell any option or contract to purchase any ordinary shares, purchase any option or contract to sell any ordinary shares, grant any option, right or warrant for the sale of any ordinary shares, lend or otherwise dispose of or transfer any ordinary shares, request or demand that we file a registration statement related to the ordinary shares, or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise, without first obtaining the written consent of BofA Securities, Inc. and Citigroup Global Markets Inc., who may, in their sole discretion and at any time without notice, release all or any portion of the shares subject to those lock-up agreements. See “Underwriting.”

In addition, as of March 31, 2020:

•	786,382 ordinary shares are issuable upon exercise of outstanding options;

•	900,360 ordinary shares are issuable upon the vesting and settlement of outstanding restricted share units; and

•	1,808,622 ordinary shares are available for future grant under the 2008 Equity Incentive Plan, as amended to date.

We have filed registration statements on Form S-8 under the Securities Act registering ordinary shares that we may issue under our 2008 Equity Incentive Plan, as amended to date, and employee share purchase plans. Shares included in such registration statements may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

We have broad discretion to determine how to use the funds raised in this offering, and we may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

We currently intend to use the net proceeds from this offering for general corporate purposes, including, among other things, working capital requirements and possible future acquisitions. We have no agreements or understandings with respect to any acquisition or investment at this time. Accordingly, we will have broad discretion as to how we use the net proceeds of this offering. We could spend the proceeds from this offering in ways that our shareholders may not agree with or that do not yield a favorable return. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our Board of Directors and management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our ordinary shares could decline.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including fluctuations in our quarterly revenues and earnings or those of our competitors, shortfalls in our operating results compared to levels forecast by securities analysts or by us, announcements concerning us, our competitors or telecommunications companies, announcements of technological innovations, the introduction of new products, changes in product price policies involving us or our competitors, market conditions in the industry, integration of acquired businesses, technologies or joint ventures with our products and operations, the conditions of the securities markets, particularly in the technology and Israeli sectors, political, economic and other developments in the State of Israel and worldwide, and ongoing developments related to the COVID-19 pandemic may have a significant impact on the market volume and price of our ordinary shares. Unusual trading volume in our ordinary shares occurs from time to time.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of a company. Broad market and industry factors may significantly affect the market price of our ordinary shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our ordinary shares shortly following this offering. If the market price for shares of our common stock after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations regarding our ordinary shares, the price of our ordinary shares could decline.

The trading market for our ordinary shares is influenced by the research and reports that industry or securities analysts publish about us, our business, our market or our competitors. If any of the securities or industry analysts who cover us or may cover us in the future adversely change their recommendation regarding our ordinary shares, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares would likely decline. If any securities or industry analyst who covers us or may cover us in the future were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume of our ordinary shares to decline.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $             million after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We currently intend to use the net proceeds from the sale of the ordinary shares offered by us pursuant to this prospectus supplement for general corporate purposes, including, among other things, working capital requirements and possible future acquisitions. We have no agreements or understandings with respect to any acquisition or investment at this time. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the uses described above, we expect to invest the net proceeds in short-term, investment-grade securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2020:

•	on an actual basis; and

•	as adjusted to give effect to the issuance of the ordinary shares and the application of the net proceeds therefrom as described under the heading “Use of Proceeds.”

The following table should be read in conjunction with our financial statements and related notes, which are incorporated by reference into this prospectus supplement.

	Actual	As Adjusted
	(U.S. dollars in thousands)
	(unaudited)
Cash and cash equivalents	$67,373
Short-term and restricted bank deposits	6,266
Total cash, cash equivalents and short-term bank deposits	$73,639

Long-Term Debt:
IIA settlement liability	10,447
Long-term bank loans	900
Total long-term debt	$11,347

Shareholders’ equity:
Share capital:
Ordinary shares of NIS 0.01 par value:
100,000,000 shares authorized; 59,236,690 shares issued; 29,765,076 shares outstanding; shares, as adjusted	95
Additional paid-in capital	267,378
Treasury stock at cost – 29,471,614 shares	(137,793))
Accumulated other comprehensive income	894
Accumulated deficit	(33,801))
Total shareholders’ equity	96,773
Total capitalization	$108,120

The number of ordinary shares to be outstanding immediately after the closing of this offering is based on ordinary shares outstanding as of March 31, 2020 and excludes, as of that date:

•	786,382 ordinary shares issuable upon exercise of outstanding options, at a weighted average exercise price of $7.60 per share;

•	900,360 ordinary shares issuable upon the vesting and settlement of outstanding restricted share units;

•	1,808,622 ordinary shares available for future grant under the 2008 Equity Incentive Plan, as amended to date.

MATERIAL U.S. FEDERAL AND ISRAELI INCOME TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares and should not be considered as income tax advice or relied upon for tax planning purposes. You are encouraged to consult your tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax considerations to U.S. Holders (as defined below) relating to the ownership and disposition of our ordinary shares that are acquired in the Offering. This discussion applies to U.S. Holders who acquire and hold the ordinary shares as “capital assets” (generally, assets held for investment purposes).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”) U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”) and judicial decisions, all as of the date hereof and all of which are subject to change (possibly with retroactive effect) or different interpretations. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax). U.S. Holders should consult their own tax advisers regarding such matters.

As used herein, the term “U.S. Holder” means a beneficial owner of ordinary shares that is for U.S. federal income tax purposes:

•	an individual who is either a U.S. citizen or a resident of the United States for U.S. federal income tax purposes;

•

a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source of its income; and

•

a trust, if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary does not consider all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders by reason of their particular circumstances. In addition, this does not address the considerations that may be applicable to U.S. Holders that may be subject to special tax rules including, without limitation, the following:

•	U.S. expatriates;

•	banks, thrifts and other financial institutions;

•	regulated investment companies and real estate investment trusts’

•	pension funds and retirement plans;

•	insurance companies;

•	broker-dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or organizations;

•	grantor trusts;

•

partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, and holders that will hold our ordinary shares in partnerships or other pass-through entities;

•	holders whose functional currency is not the dollar;

•	persons that generally mark their securities to market for U.S. federal income tax purposes;

•	persons liable for alternative minimum tax;

•	holders who hold our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment;

•	holders selling our ordinary shares short;

•	holders deemed to have sold our ordinary shares in a “constructive sale”

•	holders required to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•

holders that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States or hold our shares in connection with a trade or business conducted outside the United States; and

•	holders, directly, indirectly or through attribution, of 10% or more (by vote or value) of our outstanding stock.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the U.S. federal income tax consequences relating to an investment in our ordinary shares will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares in its particular circumstances.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of the ordinary shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to different interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

Each prospective U.S. Holder should consult with its own tax advisor as to the particular tax consequences to it of the ownership and disposition of our ordinary shares, including the effects of applicable tax treaties, state, local, foreign or other tax laws and possible changes in the tax laws.

Distributions With Respect to Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Status,” a U.S. Holder that receives a distribution with respect to ordinary shares generally will be required to include the gross amount, including the amount of any Israeli taxes withheld on such distribution, in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain recognized on a sale or exchange of the ordinary shares (as discussed below under “Sale, Exchange or Other Taxable Disposition of Ordinary Shares”). However, because we do not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Dividends on our ordinary shares will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of their receipt of any distributions with respect to our ordinary shares.

Dividends paid by a “qualified foreign corporation” to individuals and certain non-corporate U.S. Holders are treated as “qualified dividend income” and are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ordinary shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Israel for purposes of, and are eligible for the benefits of, the income tax treaty between the United States and Israel, which the IRS has determined is satisfactory for purposes of the qualified dividend rules. Further, our ordinary shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq Global Select Market. Therefore, subject to the discussion below under “Passive Foreign Investment Company Status,” if the income tax treaty between the United States and Israel is applicable, or if the ordinary shares are readily tradable on an established securities market in the United States, dividends paid on ordinary shares will generally be “qualified dividend income” in the hands of individuals and certain other non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions.

Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Distributions on ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be credited against the U.S. Holder’s U.S. federal income tax liability, or deducted from taxable income, but only if the U.S. Holder elects to deduct all foreign income taxes in such year. However, Israeli income taxes that are withheld in excess of the rate applicable under the Israel-U.S. income tax treaty or that are refundable under Israeli law will not be eligible for credit against a U.S. Holder’s federal income tax liability (and will not be eligible for the deduction against U.S. federal taxable income). In addition, special rules may apply to the computation of foreign tax credits relating to qualified dividend income.

However, if we are a “United States-owned foreign corporation,” solely for foreign tax credit purposes, a portion of the dividends allocable to our U.S. source earnings and profits may be recharacterized as U.S. source. A “United States-owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. In such case, if 10% or more of our earnings and profits are attributable to sources within the United States, a portion of the dividends paid on our ordinary shares allocable to our U.S. source earnings and profits will be treated as U.S. source, and, as such, a U.S. Holder may not offset any foreign tax withheld as a credit against U.S. federal income tax imposed on that portion of dividends. A U.S. Holder entitled to benefits under the United States-Israel Tax Treaty may, however, elect to treat any dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. Holder’s foreign tax credit. U.S. Holders should consult their own tax advisors about the impact of, and any exception available to, the special sourcing rule described in this paragraph, and the desirability of making, and the method of making, such an election.

The rules governing the treatment of foreign taxes imposed on a U.S. Holder and foreign tax credits are complex, and U.S. Holders should consult their tax advisors about the impact of these rules in their particular situations.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Status,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. A U.S. Holder’s initial tax basis in shares generally will equal the cost of such shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes. Because gain for the sale or other disposition of our ordinary shares generally will be treated as United States source income, and U.S. Holders may use foreign tax credits against only the portion of United States federal income tax liability that is attributed to foreign source income in the same category, a U.S. Holder’s ability to utilize a foreign tax credit with respect to the Israeli tax imposed on any such sale or other disposition, if any, may be significantly limited. In addition, if a U.S. Holder is eligible for the benefit of the income tax convention between the United States and the State of Israel and the U.S. Holder pays Israeli tax in excess of the amount applicable to such U.S. Holder under such convention or if the Israeli tax paid is refundable, the U.S. Holder will not be able to claim any foreign tax credit or deduction with respect to such Israeli tax. U.S. Holders should consult their tax advisors as to whether the Israeli tax on gains may be creditable or deductible in light of their particular circumstances and their ability to apply the provisions of an applicable treaty.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized generally will be the U.S. dollar value of the payment received. If the ordinary shares are considered to be traded on an established securities market when the U.S. Holder sells or otherwise disposes of the ordinary Shares, the amount realized will be, in the case of cash basis and electing accrual basis taxpayers, determined by reference to the spot rate of exchange on the settlement date. An accrual basis U.S. Holder that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date will recognize U.S. source foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received at the spot rate on the settlement date. Any currency gain or loss realized on the settlement date or the subsequent sale, conversion, or other disposition of the non-U.S. currency received for a different U.S. dollar amount generally will be U.S.-source ordinary income or loss, and will not be eligible for the reduced tax rate applicable to long-term capital gains. If an accrual basis U.S. Holder makes the election described in the second sentence of this paragraph, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS. A U.S. Holder should consult its own tax advisors regarding the treatment of any foreign currency gain or loss realized with respect to any currency received in a sale or other disposition of the Offered Shares.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of ordinary shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in ordinary shares.

Passive Foreign Investment Company Status

In general, a corporation organized outside the United States will be treated as a passive foreign investment company (a “PFIC”) for any taxable year in which either (1) at least 75% of its gross income is “passive income” (the “income test”) or (2) on average at least 50% of the value of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (the “asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

We do not believe we were a PFIC for 2019. While we also do not believe we will be a PFIC for the current taxable year, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of ordinary shares, which may fluctuate considerably, we may be a PFIC in the current or future taxable years under the PFIC asset test. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis, and our status in future years will depend on our income, assets, market capitalization and activities in those years. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering in our business. There can be no assurance that we will not be considered a PFIC for any taxable year.

If we are a PFIC in any taxable year during which a U.S. Holder owns ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the PFIC rules upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. Under the PFIC rules, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. In addition, our dividends on ordinary shares will not be treated as qualified dividend income subject to preferential tax rates for non-corporate U.S. Holders, as described above, if we are classified as a PFIC in the last year prior to the year in which such dividend is paid or the year in which such dividend is paid.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale”

election with respect to the ordinary shares. If the election is made, the U.S. Holder will be deemed to sell the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC rules described above. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares and any of the non-U.S. corporate entities in which we own equity is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

The tax consequences that would apply if we are a PFIC would be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. Generally, if we were a PFIC, a QEF election should be made on or before the due date for filing a U.S. Holder’s federal income tax return for the first taxable year in which it held our ordinary shares. If a timely QEF election is made, an electing U.S. Holder of our ordinary shares will be required to include in its ordinary income such U.S. Holder’s pro rata share of our ordinary earnings and to include in its long-term capital gain income such U.S. Holder’s pro rata share of our net capital gain, whether or not distributed. A U.S. Holder’s pro rata share of our ordinary income and net capital gain is the amount which would have been distributed with respect to such U.S. Holder’s ordinary shares if, on each day during our taxable year, we had distributed to each holder of our ordinary shares a pro rata share of that day’s ratable share of our ordinary earnings and net capital gain for such year. In certain cases in which a QEF does not distribute all of its earnings in a taxable year, its U.S. Holders may also be permitted to elect to defer payment of some or all of the taxes on the QEF’s undistributed income but will then be subject to an interest charge on the deferred amount.

We intend to provide, upon request, all information that a U.S. Holder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. Holder’s pro rata share of ordinary income and net capital gain). U.S. Holders should consult their tax advisors to determine the availability and consequences of making a QEF election in their particular circumstances.

In addition, if we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC rules on distributions or gain recognized on ordinary shares if such U.S. Holder makes a valid “mark-to-market” election for our ordinary shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our ordinary shares will be marketable stock if our ordinary shares are “regularly traded” on a “qualified exchange.” The Nasdaq Global Select Market is a qualified exchange for this purpose, and we believe that TASE should be treated as a qualified exchange but no assurance can be provided in this regard. Our ordinary shares will be treated as regularly traded if they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. There can be no assurance that trading volumes will be sufficient to permit a mark-to-market election.

If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election, however, will not apply to any non-U.S. subsidiaries that we currently own, may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC rules with respect to any lower-tier PFICs that we currently own, may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Information Reporting and Backup Withholding

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain U.S. Holders of ordinary shares. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, our ordinary shares made within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder of our ordinary shares, other than an exempt recipient. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

Foreign Asset Reporting

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Status,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. In addition, U.S. Holders paying more than $100,000 for ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO THE INVESTOR OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Material Israeli Tax Considerations

The following summary describes the material Israeli income tax consequences concerning the ownership and disposition of our ordinary shares that are acquired in the Offering. The following also contains a discussion of material Israeli income tax laws applicable to us. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Several parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income. Taxable income of the company is subject to a corporate tax rate of 23% effective from January 1, 2018. The deferred tax balances as of December 31, 2019 have been calculated based on this tax rate.

However, the effective tax rate payable by a company that qualifies as an Industrial Company that derives income from an Approved Enterprise, a Beneficiary Enterprise or a Preferred Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are subject to the prevailing corporate tax rate.

Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, or the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets) by “Industrial Enterprises” (as defined under the Investment Law).

The Investment Law was significantly amended effective April 1, 2005, and further amended as of January 1, 2011 (the “2011 Amendment”) and January 1, 2017 (the “2017 Amendment”). The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead irrevocably to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits, and among other things, was designed to accommodate the implementation of the “Nexus Principles” (based on OECD guidelines published as part of the Base Erosion and Profit Shifting (BEPS) project).

Tax Benefits Prior to the 2005 Amendment

An investment program that is implemented in accordance with the provisions of the Investment Law prior to the 2005 Amendment, referred to as an “Approved Enterprise”, is entitled to certain benefits. A company that wished to receive benefits as an Approved Enterprise must have received approval from the Investment Center of the Israeli Ministry of Economy and Industry (formerly the Ministry of Industry, Trade and Labor), or the Investment Center. Each certificate of approval for an Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset.

In general, an Approved Enterprise is entitled to receive a grant from the Government of Israel and certain tax benefits under the “Grant Track” or an alternative package of tax benefits under the “Alternative Track”. The tax benefits from any certificate of approval relate only to taxable profits attributable to the specific Approved Enterprise. Income derived from activity that is not approved by the Investment Center or not integral to the activity of the Approved Enterprise does not enjoy tax benefits.

The tax benefits include a tax exemption for at least the first two years of the benefit period from the first year of taxable income (depending on the geographic location of the Approved Enterprise facility within Israel) and the taxation of income generated from an Approved Enterprise at a reduced corporate tax rate of between 10% to 25% for the remainder of the benefit period depending on the level of foreign investment in the company in each year as detailed below. The benefit period is ordinarily seven years commencing with the year in which the Approved Enterprise first generates taxable income. The benefit period is limited to 12 years from the operational year as determined by the Investment Center or 14 years from the start of the tax year in which approval of the Approved Enterprise is obtained, whichever is earlier.

A company that has an Approved Enterprise program is eligible for further tax benefits if it qualifies as a Foreign Investors Company, or a FIC, which is a company with a level of foreign investment, as defined in the Investment Law, of more than 25%. The level of foreign investment is measured as the percentage of rights in the company (in terms of shares, rights to profits, voting and appointment of directors), and of combined share and loan capital, that are owned, directly or indirectly, by persons who are not residents of Israel. The determination as to whether a company qualifies as a FIC is made on an annual basis. A company that qualifies as a FIC and has an Approved Enterprise program is eligible for an extended ten-year benefit period. As specified above, depending on the geographic location of the Approved Enterprise within Israel, income derived from the Approved Enterprise program may be exempt from tax on its undistributed income for a period of between two to ten years, and will be subject to a reduced tax rate for the remainder of the benefit period. The tax rate for the remainder of the benefits period will be 25%, unless the level of foreign investment exceeds 49%, in which case the tax rate will be 20% if the foreign investment is more than 49% and less than 74%; 15% if more than 74% and less than 90%; and 10% if 90% or more.

If a company elects the Alternative Track and distributes a dividend out of income derived from the Approved Enterprise during the tax exemption period, such dividend will be subject to tax on the gross amount distributed. The tax rate will be the rate which would have been applicable had the company not been tax-exempt under the alternative package of benefits. This rate is generally 10%-25%, depending on the percentage of the company’s shares held by foreign shareholders. The dividend recipient is subject to withholdings of tax at the source by the company at the reduced rate applicable to dividends from Approved Enterprises, which is 15% (or such lower rate as may be provided in an applicable tax treaty) if the dividend is distributed during the tax exemption period or within 12 years after the period. This limitation does not apply to an FIC.

The benefits available to an Approved Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations and the criteria in the specific certificate of approval. If a company does not meet these conditions, it would be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest or other monetary penalty.

Our production facilities in Israel have been granted the status of an Approved Enterprise in accordance with the Investment Law under three separate investment programs. In accordance with the provisions of the Investment Law, we have elected the Alternative Track.

Therefore, our income derived from the Approved Enterprise will be entitled to a tax exemption for a period of two years and to an additional period of five to eight years of reduced tax rates of 10% -25% (based on the percentage of foreign ownership).

Tax Benefits Subsequent to the 2005 Amendment

The 2005 Amendment changed certain provisions of the Investment Law. As a result of the 2005 Amendment, under which companies or programs receiving these tax benefits are referred to as a “Beneficiary Enterprise”, was no longer obliged to obtain Approved Enterprise status in order to receive the tax benefits previously available under the Alternative Track, and therefore generally there was no need to apply to the Investment Center for this purpose (Approved Enterprise status remains mandatory for companies seeking cash grants).

In May 2019, the company notified the Israeli Tax Authority that it had waived its Beneficiary Enterprise status starting from the 2019 tax year and thereafter.

Tax Benefits under the 2011 and 2017 Amendments

The 2011 Amendment canceled the availability of the benefits granted to companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. A Preferred Company is an industrial company owning a Preferred Enterprise which meets certain conditions (including a minimum threshold of 25% export). However, under this new legislation the requirement for a minimum investment in productive assets was cancelled.

Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 16% in 2014, unless the Preferred Company is located in a certain development zone, in which case the rate will be 9%.

Dividends paid out of income attributed to a Preferred Enterprise during 2014 and thereafter are generally subject to withholding tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld (however, if afterward distributed to individuals or non-Israeli company a withholding of 20% or such lower rate as may be provided in an applicable tax treaty, will apply).

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011: (i) the terms and benefits included in any certificate of approval that was granted to an Approved Enterprise which chose to receive grants and certain tax benefits under the Grant Track before the 2011 Amendment became effective will remain subject to the provisions of the Investment Law as in effect on the date of such approval, and subject to certain conditions; and (ii) terms and benefits included in any certificate of approval that was granted to an Approved Enterprise under the Alternative Track before the 2011 Amendment became effective will remain subject to the provisions of the Investment Law as in effect on the date of such approval, provided that certain conditions are met; and (iii) a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

We have reviewed and evaluated the implications and effect of the benefits under the 2011 Amendment, and, while potentially eligible for such benefits, we have not yet chosen to be subject to the tax benefits introduced by the 2011 Amendment.

The 2017 Amendment provides that a preferred enterprise located in development area A will be subject to a tax rate of 7.5% instead of 9% effective from January 1, 2017 and thereafter (the tax rate applicable to preferred enterprises located in other areas remains at 16%).

The 2017 Amendment provides new tax tracks as follows: Preferred Technology Enterprise – an enterprise for which total consolidated revenues of its parent company and all subsidiaries are less than NIS 10 billion for a tax year. A Preferred Technological Enterprise, as defined in the Law, which is located in the center of Israel will be subject to tax at a rate of 12% on profits deriving from intellectual property (in development area A - a tax rate of 7.5%).

Tax Benefits and Funding for Research and Development

Israeli tax law allows, under specific conditions, a tax deduction in the year incurred for expenditures, including capital expenditures, relating to scientific research and development projects, for the year in which they are incurred if:

•	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•	The research and development is for the promotion or development of the company; and

•	The research and development is carried out by or on behalf of the company seeking the deduction.

However, the amount of such deductible expenses shall be reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. Expenditures not so approved are deductible over a three-year period if the R&D is for the promotion or development of the company.

Law for the Encouragement of Industry (Taxes), 1969

The Law for the Encouragement of Industry (Taxes), 1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as a company resident in Israel, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” owned by it and located in Israel. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

•	amortization over an eight-year period of the cost of purchased know-how and patents and rights to use a patent and know-how which are used for the development or promotion of the company;

•	under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

•	expenses related to a public offering are deductible in equal amounts over a three-year period.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon the approval of any governmental authority. The Israeli tax authorities may determine that we do not qualify as an Industrial Company, which could entail our loss of the benefits that relate to this status. There can be no assurance that we will continue to qualify as an Industrial Company or that the benefits described above will be available in the future.

Taxation of our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Additionally, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset is generally exempt from Israeli capital gains tax unless, among other things, (i) the capital gain arising from the disposition is attributed to business income derived by a permanent establishment of the shareholder in Israel; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition; or (iii) such U.S. resident is an individual and was present in Israel for 183 days or more in the aggregate during the relevant taxable year.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents (whether individuals or corporations) generally will be subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an Approved Enterprise, unless a reduced tax rate is provided under an applicable tax treaty. If the dividend is being paid out of certain income attributable to a Preferred Enterprise, the dividend will be subject to tax at the rate of 20%. A different rate may be provided in a treaty between Israel and the shareholder’s country of residence, as mentioned below.

In this regard, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a United States resident (for purposes of the United States-Israel Tax Treaty) is 25%. Consequently, distributions to U.S. residents of income attributed to an Approved Enterprise will be subject to withholding tax at a rate of 15% (20% with respect to Preferred Enterprise). However, generally, the maximum rate of withholding tax on dividends, not generated by an Approved Enterprise or a Preferred Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 651,600 for 2020, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law currently does not impose estate or gift taxes.

UNDERWRITING

BofA Securities, Inc. and Citigroup Global Markets Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.
Citigroup Global Markets Inc.
Barclays Capital Inc.
Jefferies LLC
Needham & Company, LLC

Total	2,600,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.     per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to AudioCodes	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $             and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000.

Option to Purchase Additional Ordinary shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 390,000 additional ordinary shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any ordinary shares or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares, for 75 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc and Citigroup Global Markets Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any ordinary shares,

•	sell any option or contract to purchase any ordinary shares,

•	purchase any option or contract to sell any ordinary shares,

•	grant any option, right or warrant for the sale of any ordinary shares,

•	lend or otherwise dispose of or transfer any ordinary shares,

•	request or demand that we file a registration statement related to the ordinary shares, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The lock-up agreements of certain of our officers include an exception permitting sales during the lock-up period pursuant to existing Rule 10b5-1 plans (subject to certain conditions), and the lock-up agreements of the eight of our officers that are not covered by existing Rule 10b5-1 plans include an exception permitting sales of up to 10,000 ordinary shares each during the lock-up period (subject to certain conditions).

Market Listings

The ordinary shares are listed on the Nasdaq Global Select Market and the Tel-Aviv Stock Exchange under the symbol “AUDC.”

Price Stabilization, Short Positions

Until the distribution of the ordinary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of ordinary shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, BofA Securities, Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Jefferies LLC and Needham & Company, LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ordinary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to

Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel-Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors of the types listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of their being qualified investors and agree thereto.

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus supplement and other legal matters concerning this offering will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel, with respect to matters of Israeli law. Certain legal matters in connection with this offering will be passed upon for us by Norton Rose Fulbright US LLP, New York, New York, with respect to matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Meitar Law Offices, Ramat Gan, Israel, with respect to matters of Israeli law, and by Latham & Watkins LLP, New York, New York, with respect to matters of U.S. law.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, incorporated in this prospectus supplement by reference to our Annual Report on Form 20-F for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their reports, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual reports and to furnish current reports and certain other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at http://www.audiocodes.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with, or furnish to, it. This means that we can disclose important information to you by referring you to another document filed or furnished by us with or to the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specified therein, reports on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement and until the termination or completion of the offering under this prospectus supplement:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019;

•	our Report on Form 6-K furnished to the SEC on April 27, 2020 (solely with respect to the portions specified therein); and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 0-30070) filed with the SEC on May 21, 1999, including any amendment or report filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

AudioCodes Ltd.

Attention: Chief Legal Officer

1 Hayarden Street, Airport City

Lod 7019900, Israel

Telephone: (972) 3-976-4105

or to our agent in the United States:

AudioCodes Inc.

Attention: Chief Legal Officer

200 Cottontail Lane, Suite A101E

Somerset, New Jersey 08873

Telephone: (732) 469-0880

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this prospectus supplement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed AudioCodes Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offering under this prospectus supplement or any purchase or sale of securities in connection with any such offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•

the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the judgment is executory in the state in which it was given;

•

the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts; adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PROSPECTUS

AUDIOCODES LTD.

Ordinary Shares

Warrants

Debt Securities

Units

This prospectus relates to ordinary shares, warrants and debt securities, and any combination of such securities, separately or as units, which we may offer and sell from time to time in one or more offerings. The warrants and debt securities may be convertible, exercisable or exchangeable for ordinary shares. In this prospectus, we refer collectively to the ordinary shares, warrants, debt securities and units that we may offer and sell as “securities”.

Each time we sell securities pursuant to this prospectus, we will provide the price and other specific terms of the offering of these securities, and the terms of any warrants, debt securities and units so offered, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly, on a continuous or delayed basis, by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. Selling shareholders may also sell these securities from time to time. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

Our ordinary shares are traded on the Nasdaq Global Select Market, or Nasdaq, and the Tel-Aviv Stock Exchange Ltd., or the TASE, under the symbol “AUDC”. The closing price of our ordinary shares on Nasdaq on June 1, 2020 was $38.10 per share and the closing price of our ordinary shares on the TASE on June 1, 2020 was NIS 132.3 per share.

Investing in our securities involves significant risks. Before buying any of our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 of this prospectus, under “Risk Factors” in our most recent Annual Report on Form 20-F, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement.

None of the Securities and Exchange Commission, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is June 2, 2020

PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of an automatic “shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may offer and sell the securities described in this prospectus in one or more offerings and selling shareholders may offer such securities owned by them. The exhibits to our registration statement and documents incorporated by reference contain the full text of important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we or any selling shareholders may offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus provides you with a general description of our securities that may be offered by us and/or selling shareholders. Each time our securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also modify or supersede information contained in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with any other document incorporated by reference herein or therein. If this prospectus is inconsistent with the applicable prospectus supplement, you should rely on the prospectus supplement. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, operating results, financial condition, capital resources, and prospects may have changed since that date.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted.

In this prospectus, unless the context otherwise requires, “AudioCodes,” “us,” “we” and “our” refer to AudioCodes Ltd. and its subsidiaries. Unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels.

About AudioCodes

AudioCodes designs, develops and sells advanced Voice over-IP (VoIP) and converged VoIP and data networking solutions, products and applications that facilitate secured, resilient and high quality unified communications (UC) and contact center (CC) services, whether deployed on-premises or delivered from the cloud. Providing appliance, virtualized and cloud session border controllers (SBC), VoIP gateways, multi-service business routers (MSBR), IP phones, management and analytics tools and productivity applications, our solutions and products are geared to meet the growing needs of enterprises and service providers realigning their operations towards digital transformation and cloud business services. In addition, AudioCodes offers a complete suite of professional and managed services that allow our partners and customers to choose a service package (or complement their own offering) from a modular portfolio of professional services. The result is a complete network lifecycle model based on the three basic phases of plan, implement and operate. Our professional services portfolio enables seamless integration, high availability, and non-stop scalability to meet business and network demands. AudioCodes Live is a suite of such professional services mainly geared around Microsoft Teams, and can offer complete managed services including the Microsoft Teams tenant.

With deep knowledge and experience in the telecommunications market since 1993, AudioCodes offers a broad range of solutions and services for both enterprise and service provider deployments. These solutions are built around our field-proven VoIP product range. With full support for industry standard protocols such as SIP, and proven interoperability with all industry leading soft switches, PBXs, IP-PBXs, unified communications and contact center platforms, AudioCodes delivers innovative solutions for virtually any voice communications environment, offering reduced total cost of ownership (TCO), enhanced features, and superior voice quality.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”

Corporate Information

AudioCodes Ltd. was incorporated in 1992 under the laws of the State of Israel. Our principal executive offices are located at 1 Hayarden Street, Airport City, Lod 7019900, Israel. Our telephone number is 972-3-976-4000. Our agent in the United States is AudioCodes Inc., 200 Cottontail Lane, Suite A101E, Somerset, New Jersey 08873.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and uncertainties under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, the applicable prospectus supplement and the documents that we file with the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “might,” “will,” “could,” “would,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “seeks,” “estimates,” “predicts,” “potential,” “continue,” “contemplate” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our business outlook or future economic performance, anticipated revenues, expenses or other financial items, introductions and advancements in development of products, and plans and objectives related thereto, and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are also forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements.

Our estimates and forward-looking statements may be influenced by factors including:

•	the global COVID-19 health pandemic has, and may continue to, adversely affect our business and operating results;

•	we have invested significant resources in developing products compatible with Microsoft Skype for Business, Microsoft Teams and related solutions of other partners of ours, and if our partners abandon their solutions that are compatible with our products, decide to promote products of our competitors instead of our products, become unwilling to continue to recognize AudioCodes as a partner or fail to achieve the expected growth of solutions compatible with our products, our results of operations will be adversely affected;

•

our gross margin could be negatively impacted by amortization expenses in connection with acquisitions, increased manufacturing costs and other factors, which could adversely affect our results of operations;

•	uncertain economic conditions may adversely affect our business;

•

we may need additional financing to operate or grow our business, and we may not be able to raise additional financing for our capital needs on favorable terms, or at all, which could limit our ability to grow and to continue our longer term expansion plans;

•	we may desire to expand our business through acquisitions that could result in diversion of resources and extra expenses, which could disrupt our business and affect our results of operations;

•

if new products we introduce or expect to introduce in the future fail to generate the level of demand we anticipated, we will realize a lower than expected return from our investment in research and development with respect to those products, and our results of operations may suffer;

•

because of the rapid technological development in the communications equipment market and intense competition we face, our products may become outdated or obsolete in a relatively short period of time, which requires us to provide frequent updates and/or replacements to existing products, and if we do not successfully manage the transition process to the next generation of our products, our operating results may be harmed. Furthermore, the Communication Platform as a Service (CPaaS) market is developing fast and it may negatively affect our Unified Communications as a Service (UCaaS) market which is one of our main sources of revenue;

•	the increased adoption of IP networks may adversely affect the demand for media gateway products;

•	the ongoing transition to the use of cloud-based software creates challenges for us;

•

new industry standards, the modification of our products to meet additional existing standards or the addition of features to our products may delay the introduction of our products or increase our costs;

•

our original equipment manufacturer (OEM) customers, potential customers or partners may develop or prefer to develop their own technical solutions, use their own internal resources as an alternative to our technical services, or purchase third party technology or services as an alternative to our technical services, and as a result, may not buy our products;

•	we have a limited order backlog. If revenue levels for any quarter fall below our expectations, our results of operations will be adversely affected;

•

we generally sell to original equipment manufacturers (OEMs), network equipment providers (NEPs), system integrators, carriers/service providers and distributors who function as intermediaries between us as an equipment supplier and the ultimate end-users of our products. As a result, we have less information with respect to the actual requirements of end users and their utilization of equipment. We also have less influence over the choice of equipment by these end-users; and

•	the markets we serve are highly competitive and several of our competitors have competitive advantages over us, which may make it difficult for us to maintain profitability.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements contained in our Exchange Act filings or in this prospectus will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties referred to under the heading “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds, after estimated expenses, received by AudioCodes from the sale of these securities will be added to AudioCodes’ general funds. AudioCodes expects to use the proceeds of any offering of securities for general operating purposes, including working capital, capital expenditures and the repayment of borrowings, or any other purpose that AudioCodes may specify in the applicable prospectus supplement. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of the offering and will be described in the applicable prospectus supplement. Pending any such use, AudioCodes may temporarily invest net proceeds in interest-bearing time deposits or short-term marketable securities.

AudioCodes will not receive any of the proceeds of the sale by any selling shareholder of the securities covered by this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Each prospectus supplement will include information on our capitalization and indebtedness.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States and Israeli federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	ordinary shares;

•	warrants to purchase ordinary shares;

•	debt securities; or

•	units comprised of ordinary shares, warrants to purchase ordinary shares or debt securities, in any combination.

In this prospectus, we refer to the ordinary shares, warrants, debt securities and units collectively as “securities.”

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

This description summarizes relevant provisions of the Israeli Companies Law, 5759-1999 (the “Companies Law”) and our memorandum and articles of association. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Companies Law and our memorandum and articles of association. We encourage you to read our memorandum and articles of association and the applicable provisions of the Companies Law for additional information.

Objects and Purposes

We were incorporated in 1992 under the laws of the State of Israel. Our registration number with the Israeli Registrar of Companies is 520044132. Our objects and purposes, set forth in Section 2 of our memorandum of association, are:

•	to plan, develop and market voice signal systems;

•	to purchase, import, market and wholesale and retail distribute, in Israel and abroad, consumption goods and accompanying products;

•	to serve as representatives of bodies, entrepreneurs and companies from Israel and abroad with respect to their activities in Israel and abroad; and

•	to carry out any activity as determined by the lawful management.

Authorized Share Capital

Our authorized share capital consists of NIS 1,025,000 divided into 100,000,000 ordinary shares, nominal value NIS 0.01 per share, and 2,500,000 preferred shares, nominal value NIS 0.01 per share. As of May 27, 2020, 29,953,395 ordinary shares were outstanding, excluding 29,471,614 shares held in treasury. We have never issued preferred shares.

Borrowing Powers

The board of directors has the power to cause us to borrow money and to secure the payment of borrowed money. The board of directors specifically has the power to issue bonds or debentures, and to impose mortgages or other security interests on all or any part of our property.

Amendment of Articles of Association

Shareholders may amend our articles of association by a resolution adopted at a shareholders meeting by the holders of a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon, except for certain amendments relating to changes in the share capital which must be approved by the holders of at least 75% of the voting power represented at the meeting in person or by proxy and voting thereon.

Qualification of Directors

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

Dividends

Under the Israeli Companies Law, we may pay dividends only out of our profits as determined for statutory purposes, unless court approval is granted for the payment of dividends despite the lack of statutory profits. (There is a unified statutory test for the payment of dividends and a company’s repurchase of its outstanding shares.) The amount of any dividend to be distributed among shareholders is based on the nominal value of their shares.

Over the last few years, we have from time to time received Israeli court approvals to pay dividends (or repurchase our outstanding ordinary shares) despite the lack of statutory profits. As of the date of this prospectus, we have received such an approval to pay dividends (or repurchase our outstanding ordinary shares) in an aggregate amount of up to $12 million, and this approval is valid through August 3, 2020. On February 4, 2020, our board of directors declared a semi-annual cash dividend in the amount of $0.13 per share, and in the aggregate amount of approximately $3.86 million. The amount and timing of any additional dividend will be determined by the board of directors and may be subject to further court approvals.

Voting Rights and Powers

Unless any shares have special rights as to voting, every shareholder has one vote for each share held of record.

Under our articles of association, we may issue preferred shares from time to time, in one or more series. However, in connection with our listing on the TASE in 2001, we agreed that for such time as our ordinary shares are traded on the TASE, we will not issue any of the 2,500,000 preferred shares, nominal value NIS 0.01, authorized in our articles of association. Notwithstanding the foregoing, we may issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and such preferred shares have no voting rights.

Business Combinations

Our articles of association impose restrictions on our ability to engage in any merger, asset or share sale or other similar transaction with a shareholder holding 15% or more of our voting shares.

Winding Up

Upon our liquidation, our assets available for distribution to shareholders will be distributed to them in proportion to the nominal value of their shares.

Redeemable Shares

Subject to our undertaking to the TASE as described above, we may issue and redeem redeemable shares.

Modification of Rights

Subject to the provisions of our memorandum of association, and without prejudice to any special rights previously conferred upon the holders of our existing shares, we may, from time to time, by a resolution approved by the holders of at least 75% of the voting power represented in person or by proxy at a shareholders meeting and voting thereon, provide for shares with such preferred or deferred rights or rights of redemption, or other special rights and/or such restrictions, whether in regard to dividends, voting repayment of share capital or otherwise, as may be stipulated in such resolution.

If at any time our share capital is divided into different classes of shares, we may modify or abrogate the rights attached to any class, unless otherwise provided by the articles of association, by a resolution approved by the holders of at least 75% of the voting power represented in person or by proxy at a shareholders meeting and voting thereon, subject to the consent in writing of the holders of at least 75% of the issued shares of that class.

The provisions of our articles of association relating to general meetings also apply to any separate general meeting of the holders of the shares of a particular class, except that two or more members holding not less than 75% of the issued shares of that class must be present in person or by proxy at that separate general meeting for a quorum to exist.

Unless otherwise provided by our articles of association, the increase of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or abrogate the rights attached to previously issued shares of that class or of any other class.

Shareholder Meetings

An annual meeting of shareholders is to be held once each calendar year, within 15 months after the previous annual meeting. The annual meeting may be held in Israel or outside of Israel, as determined by the board of directors.

The board of directors may, whenever it thinks fit, convene a special shareholders meeting. The board of directors must convene a special shareholders meeting at the request of:

•	at least two directors;

•	at least one-quarter of the directors in office; or

•	one or more shareholders who hold at least 5% of the outstanding share capital and at least 1% of the voting rights, or one or more shareholders who hold at least 5% of the outstanding voting rights.

A special shareholders meeting may be held in Israel or outside of Israel, as determined by the board of directors.

Notice of General Meetings; Omission to Give Notice

The provisions of the Companies Law and the related regulations override the provisions of our articles of association, and provide for notice of a meeting of shareholders to be sent to each registered shareholder at least 21 days or 35 days in advance of the meeting, depending on the items included in the meeting agenda. Notice of a meeting of shareholders must also be published in two Israeli newspapers or on our website.

Notice of a meeting of shareholders must specify the type of meeting, the place and time of the meeting, the agenda, a summary of the proposed resolutions, the majority required to adopt the proposed resolutions, and the record date for the meeting. The notice must also include the address and telephone number of our registered office, and a list of times at which the full text of the proposed resolutions may be examined at the registered office.

The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice sent to such shareholder, does not invalidate the proceedings at the meeting.

Limitations on Foreign Shareholders to Hold or Exercise Voting Rights

There are no limitations on foreign shareholders in our articles of association. Israeli law restricts the ability of citizens of countries that are in a state of war with Israel to hold shares of Israeli companies.

Fiduciary Duties; Approval of Transactions under Israeli Law

Fiduciary duties. The Companies Law codifies the fiduciary duties that office holders, which under the Companies Law includes our directors and executive officers, owe to a company. An office holder’s fiduciary duties consist of a duty of loyalty and a duty of care.

The duty of loyalty requires an office holder to act in good faith and for the benefit of the company, including to avoid any conflict of interest between the office holder’s position in the company and personal affairs, and prohibits any competition with the company or the exploitation of any business opportunity of the company in order to receive a personal advantage for himself or herself or for others. This duty also requires an office holder to reveal to the company any information or documents relating to the company’s affairs that the office holder has received due to his or her position as an office holder. A company may approve any of the acts mentioned above provided that all the following conditions apply: the office holder acted in good faith, and neither the act nor the approval of the act prejudices the good of the company and, the office holder disclosed the essence of his personal interest in the act, including any substantial fact or document, a reasonable time before the consideration of the approval. A director is required to exercise independent judgment in fulfilling his or her duties and may not be party to a voting agreement with respect to his or her vote as a director. A violation of these requirements is deemed a breach of the director’s duty of loyalty.

The duty of care requires an office holder to act with a level of care that a reasonable office holder in the same position would employ under the same circumstances. This includes the duty to use reasonable means to obtain information regarding the advisability of a given action submitted for his or her approval or performed by virtue of his or her position and all other relevant information material to these actions.

Disclosure of personal interest. The Companies Law requires that an office holder promptly disclose to the company any personal interest that he or she may have and all related material information or documents known to him or her, in connection with any existing or proposed transaction by the company. “Personal interest,” as defined by the Companies Law, includes a personal interest of any person in an act or transaction of the company, including a personal interest of his relative or of a corporation in which that person or a relative of that person is a 5% or greater shareholder, a holder of 5% or more of the voting rights, a director or general manager, or in which he or she has the right to appoint at least one director or the general manager, and includes shares for which the person has the right to vote pursuant to a power-of-attorney. “Personal interest” does not apply to a personal interest stemming merely from holding shares in the company.

The office holder must make the disclosure of his personal interest no later than the first meeting of the company’s board of directors that discusses the particular transaction. This duty does not apply to the personal interest of a relative of the office holder in a transaction unless it is an “extraordinary transaction.” The Companies Law defines an “extraordinary transaction” as a transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities.

Approvals. The Companies Law provides that a transaction with an office holder or a transaction in which an office holder has a personal interest requires board approval, unless the transaction is an extraordinary transaction or the articles of association provide otherwise. Our articles of association do not provide otherwise. The transaction may be approved only if it is in our best interest. If the transaction is an extraordinary transaction, then the approvals of the company’s audit committee and the board of directors are required. If the transaction concerns exculpation, indemnification, insurance or compensation of an office holder, then the approvals of the company’s compensation committee and the board of directors are required, except if the compensation arrangement is an immaterial amendment to an existing compensation arrangement of an officer who is not a director, in which case the approval of the compensation committee is sufficient. Exculpation, indemnification, insurance or compensation of a director or the Chief Executive Officer also requires shareholder approval.

A person who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee generally may not attend that meeting (unless invited by the chair of the board of directors or audit committee, as applicable, to present the matter being considered) or vote on that matter. However, if a majority of the board of directors or the audit committee has a personal interest in the transaction, those directors with a personal interest may attend that meeting and vote on that matter. If a majority of the board of directors has a personal interest in the transaction, shareholder approval also would be required.

Shareholders

The Companies Law imposes on a controlling shareholder of a public company the same disclosure requirements described above as it imposes on an office holder. For this purpose, a “controlling shareholder” is any shareholder who has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to holding jointly.

Approval of the audit committee, the board of directors and our shareholders, in that order, is required for extraordinary transactions, including a private placement, with a controlling shareholder or in which a controlling shareholder has a personal interest.

Approval of the compensation committee, the board of directors and our shareholders, in that order, is required for the terms of compensation or employment of a controlling shareholder or his or her relative, as an officer holder or employee of our company or as a service provider to the company, including through a company controlled by a controlling shareholder.

Shareholder approval must include the majority of shares voted at the meeting. In addition to the majority vote, the shareholder approval must satisfy either of two additional tests:

•	the majority includes at least a majority of the shares voted by shareholders who have no personal interest in the transaction; or

•	the total number of shares held by disinterested shareholders that voted against the approval of the transaction does not exceed 2% of the aggregate voting rights of our company.

Generally, the approval of such a transaction may not extend for more than three years, except that in the case of an extraordinary transaction, including a private placement, with a controlling shareholder or in which a controlling shareholder has a personal interest that does not concern compensation for employment or service, the transaction may be approved for a longer period if the audit committee determines that the approval of the transaction for a period longer than three years is reasonable under the circumstances.

Duties of Shareholders

Under the Israeli Companies Law, a shareholder also has a duty to act in good faith towards the company and other shareholders and refrain from abusing his or her power in the company, including, among other things, voting in the general meeting of shareholders on the following matters:

•	any amendment to the articles of association;

•	an increase of the company’s authorized share capital;

•	a merger; or

•	approval of related party transactions that require shareholder approval.

In addition, any controlling shareholder, any shareholder who can determine the outcome of a shareholder vote and any shareholder who, under the company’s articles of association, can appoint or prevent the appointment of an office holder, is under a duty to act with fairness towards the company. The Israeli Companies Law also provides that a breach of the duty of fairness will be governed by the laws governing breach of contract; however, the Israeli Companies Law does not describe the substance of this duty.

Anti-Takeover Provisions Under Israeli Law

The Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights in the company, unless there is already another shareholder of the company with 25% or more of the voting rights. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold more than 45% of the voting rights in the company, unless there is another shareholder with more than 45% of the voting rights in the company. The tender offer must be extended to all shareholders, but the purchaser is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer generally may be consummated only if  (i) at least 5% of the voting rights in the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

A purchaser wishing to acquire shares of an Israeli public company other than by means of a consensual merger, and who would as a result hold more than 90% of the target company’s issued and outstanding share capital, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. The purchaser can acquire all of the issued and outstanding shares only if (i) it acquires more than 95% of the issued and outstanding shares of the target company, and a majority of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) it acquires more than 98% of the issued and outstanding shares of the target company. If neither of these conditions is satisfied, the purchaser cannot purchase shares in the tender that would bring its holdings to more than 90% of the target company’s issued and outstanding share capital.

The Companies Law requires the parties to a proposed merger to file a merger proposal with the Israeli Registrar of Companies, specifying certain terms of the transaction. Each merging company’s board of directors and shareholders must approve the merger. Shares in one of the merging companies held by the other merging company or certain of its affiliates are disenfranchised for purposes of voting on the merger. A merging company must inform its creditors of the proposed merger. Any creditor of a party to the merger may seek a court order blocking the merger if there is a reasonable concern that the surviving company will not be able to satisfy all of the obligations of the parties to the merger. Moreover, a merger may not be completed until at least 50 days have passed from the time that the merger proposal was filed with the Israeli Registrar of Companies and at least 30 days have passed from the approval of the shareholders of each of the merging companies.

Finally, in general, Israeli tax law treats stock-for-stock acquisitions less favorably than does U.S. tax law. Israeli tax law provides for tax deferral in specified acquisitions, including transactions where the consideration for the sale of shares is the receipt of shares of the acquiring company. Nevertheless, Israeli tax law may subject a shareholder who exchanges his ordinary shares for shares in a foreign corporation to immediate taxation or to taxation before his investment in the foreign corporation becomes liquid, although in the case of shares of a foreign corporation that are traded on a stock exchange, the tax may be postponed subject to certain conditions.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Listings

Our ordinary shares are traded on the Nasdaq Global Select Market and the Tel-Aviv Stock Exchange under the symbol “AUDC”.

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of ordinary shares. Warrants may be convertible into, exercisable for, or exchangeable for ordinary shares. Warrants may be issued separately or in combination with ordinary shares or debt securities as a unit, as further discussed under “Description of Units” below. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the ordinary shares or debt securities with which the warrants are issued and the number of warrants issued with each such share or debt security;

•	the date on and after which the warrants and the related ordinary shares or debt securities will be separately transferable;

•	the number of ordinary shares purchasable upon the exercise of one warrant and the price at which the ordinary shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of ordinary shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal and Israeli income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We will file supplemental indentures and forms of debt securities containing the terms of debt securities being offered in reports with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following is a summary of material provisions of the senior notes, the subordinated notes and the indenture. This summary is not complete. The debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	the currency of the debt securities;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special Israeli or United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Redemption

If any series of the debt securities offered are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion or Exchange Rights

If any series of the debt securities offered are convertible into or exchangeable for shares of our ordinary shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default with respect to the series and its consequences, except defaults in payment of principal, premium, if any, or interest, unless we have cured the default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee may decline to follow any direction of such holders that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities of any series;

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect;

•	to evidence and provide for the acceptance of appointment under an indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939.

In addition, under the indentures, we and the trustee may not change an indenture, and the rights of holders of a series of debt securities may be changed by us and the trustee other than as set forth in the bullet points above with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may not make the following changes without the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any change to an indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See the applicable prospectus supplement for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in The City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of ordinary shares, warrants to purchase ordinary shares or debt securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following is a description of the general terms and provisions of any units we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the units and any applicable unit agreement, including, where applicable, the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

TAXATION

The material U.S. federal and Israeli income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

SELLING SHAREHOLDERS

Information about selling shareholders of AudioCodes, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, the existing U.S. trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than AudioCodes’ ordinary shares, which are currently listed on Nasdaq and the TASE. We currently intend to list any of AudioCodes’ ordinary shares sold pursuant to this prospectus on Nasdaq and the TASE. We may elect to list a class or series of debt securities, warrants or units on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of debt securities, warrants or units, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the debt securities, units or warrants.

Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its commercially reasonable efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Notice to Israeli Investors

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel-Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors of the types listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of their being qualified investors and agree thereto.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel, with respect to matters of Israeli law and by Norton Rose Fulbright US LLP, New York, New York, with respect to matters of U.S. law.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their reports, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any prospectus supplement do not contain all the information contained in the registration statement, including its exhibits. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual reports and to furnish current reports and certain other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at http://www.audiocodes.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with, or furnish to, it. This means that we can disclose important information to you by referring you to another document filed or furnished by us with or to the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specified therein, reports on Form 6-K that we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019;

•	our Report on Form 6-K furnished to the SEC on April 27, 2020 (solely with respect to the portions specified therein); and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 0-30070) filed with the SEC on May 21, 1999, including any amendment or report filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AudioCodes Ltd.

Attention: Chief Legal Officer

1 Hayarden Street, Airport City

Lod 7019900, Israel

Telephone: (972) 3-976-4105

or to our agent in the United States:

AudioCodes Inc.

Attention: Chief Legal Officer

200 Cottontail Lane, Suite A101E

Somerset, New Jersey 08873

Telephone: (732) 469-0880

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed AudioCodes Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•

the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the judgment is executory in the state in which it was given;

•

the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts; adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following table sets forth the expenses, other than any underwriting commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part. All amounts are expected to be estimated other than the SEC registration fee.

SEC registration fee	$	+
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee, transfer agent and listing fees		*
Miscellaneous		*

Total	$	*

+

The payment of SEC registration fees is deferred in reliance on, and in accordance with, Rule 456(b) under the Securities Act. Such fees will be calculated and shown in the prospectus supplement in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

*	Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference.

2,600,000 Shares

AudioCodes Ltd.

Ordinary Shares

PROSPECTUS SUPPLEMENT

BofA Securities

Citigroup

Barclays

Jefferies

Needham & Company

                    , 2020